Exhibit 10.62

Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of April    , 2014, between Univar Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Univar Inc. 2011 Stock Incentive Plan (the “Plan”). The meaning of capitalized terms may be found in Section 8.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.

(b) Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2. Vesting and Exercisability

(a) Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that (i) if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any Options held by the Employee shall immediately vest as of the effective date of such Special Termination, and (ii) if the Employee’s employment with the Company is terminated by the Company without Cause or by the Employee with Good Reason, a number of Options shall vest as of the effective date of such termination of employment in an amount equal to the product of (x) the number of Options held by the Employee that would have vested if the Employee’s employment with the Company had continued until the next following anniversary of the Grant Date multiplied by (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the Grant Date or the most recent anniversary of the Grant Date and the denominator of which is 365.

(b) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

(d) No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 6, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (the 180th day in the case of a Special Termination or a retirement from active service on or after the Employee reaches age 65), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided, that, prior to a Public Offering, the Employee shall provide at least 10 business days’ notice of exercise. On or before any Exercise Date that occurs prior to a Public Offering, if the Employee is not then a party to a Subscription Agreement, the Company and the Employee shall enter into a Subscription Agreement with respect to the Exercise Shares, in the form customarily used under the Plan. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent); provided that, notwithstanding clause (i) of this sentence, upon the exercise of Options following a termination of employment of the Employee prior to a Public Offering (a) in a Special Termination, (b) by the Company without Cause, or (c) by the Employee with Good Reason, the Participant may elect, in lieu of being required to exercise the Options and pay the Option exercise price in full at the time of exercise as aforesaid, to direct the Company to cancel all or a portion of the Options (to the extent then exercisable), and, in consideration of such cancellation, the Company shall (i) retain (i.e., not issue) a number of shares of Common Stock (the “Unissued Option Shares”) that have an aggregate Fair Market Value as of the date of cancellation equal to the aggregate Option exercise price of the portion of the Options so cancelled and (ii) issue to the Participant a number of shares of Common Stock equal to the portion of the Options so cancelled minus the number of Unissued Option Shares (it being understood that the Participant shall pay the Withholding Amounts in cash or cash equivalents at the time of exercise) provided, further, that the method of exercise set forth in the immediately preceding proviso shall not be made available if such method of exercise would result in a violation of the terms or provisions of, or a default or an event of default under, any of the Financing Agreements (as defined in the Subscription Agreement). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

(c) Tag-Along Notice. By reason of holding the Options, whether or not they are exercised, the Employee shall be entitled to receive a Sale Notice (as defined in the Subscription Agreement) at the time and in the manner prescribed by Section 6 of the Subscription Agreement in order to allow the Employee to participate in a Tag-Along Transaction (as defined in the Subscription Agreement).

Section 5. Employee’s Representations; Investment Intention. The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

Section 6. Change in Control

(a) Vesting and Cancellation. Subject to Section 6(b), upon a Change in Control, all vested Options then outstanding shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b) Alternative Award for Vested Options. Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award in respect of such Option.

(c) Unvested Options. Upon a Change in Control, any unvested Options then outstanding shall be treated as Alternative Awards with the same vesting schedule (i.e., honored or assumed) or, in the Board’s reasonable determination, canceled and substituted with new Alternative Awards with the same or better vesting schedule.

Section 7. Covenants. In consideration of the receipt of the Options granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Exhibit A to this Agreement.

Section 8. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means Univar Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.

“Data” has the meaning given in Section 9(b)(ii).

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 9, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means «Grant_Date», which is the date on which the Options were granted to the Employee.

“Group” has the meaning given in Section 9(b)(i).

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option; provided that the Option Price shall be subject to adjustment in the event the Board determines that Fair Market Value was higher than the specified Option Price on the Grant Date.

“Plan” means the Univar Inc. 2011 Stock Incentive Plan, as amended from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

Section 9. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the exercise of the Options.

(b) Data Protection.

(i) The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and its Affiliates (the “Group”) for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

(ii) The Employee acknowledges that the Group holds certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, details of all Options or any other entitlements outstanding in the Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(iii) The Employee acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections to those of the Employee’s country. The Employee authorizes any such recipients to receive, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Employee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.

(c) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Shares. Any Shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such Shares until such time as specified in the Subscription Agreement.

(d) Terms and Conditions of Employment.

(i) In executing this Agreement, the Employee acknowledges that (A) the Plan is established voluntarily by the Company and is discretionary in nature; (B) the grant of the Options is voluntary and occasional and does not create any contractual or other right for the Employee or any other person to receive future grants of stock options, benefits in lieu of stock options or other awards; and (C) the award of the Options is not part of the terms and conditions of the Employee’s employment.

(ii) Nothing in this Agreement or the Plan shall (A) give the Employee any right to continue in the employ of the Company or any Affiliate; (B) create any inference as to the length of employment of the Employee; or (C) affect the right of an employer to terminate the employment of the Employee at any time, with or without Cause.

(iii) If the Employee ceases to be an employee of the Company or any of its Affiliates for any reason, the Employee shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Employee for the loss of any rights under this Agreement or the Plan.

(e) Non-Transferability of Options. The Options may be exercised only by the Employee. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

Univar Inc.

17425 NE Union Hill Road

Redmond, Washington 98052

Attention: General Counsel

Facsimile: (425) 889-3500

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

CD&R Univar Holdings, L.P.,

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Facsimile: (212) 407-5252

and

CVC Capital Partners

712 Fifth Avenue, 43rd Floor

New York, New York 10019

Attention: Lars Haegg

Facsimile: (212) 265-6375

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul Bird

Facsimile: (212) 521-7435

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: George Sampas

Facsimile: (212) 291-9131

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement (including Exhibit A hereto) may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j) Applicable Law; Interpretation. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Notwithstanding the final and binding effect of the Board’s determinations, interpretations or other actions pursuant to Section 2.2 of the Plan, in the event of any proceeding where such determination, interpretation or other actions is at issue, no special deference shall be afforded to such determination as it applies to the Employee and it shall be reviewed de novo.

(k) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9(k).

(l) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

UNIVAR INC.

By:
Name:
Title:

THE EMPLOYEE:
«Name»

Exhibit A

Restrictive Covenants

Section 1 Confidential Information.

1.1 The Employee recognizes that the success of the Company and its current or future Affiliates depends upon the protection of information or materials that are designated as confidential and/or proprietary at the time of disclosure or should, based on their nature or the circumstances surrounding such disclosure, reasonably be deemed confidential including, without limitation, information to which the Employee has access while employed by the Company whether recorded in any medium or merely memorized (all such information being “Confidential Information”). “Confidential Information” includes without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, Inventions (as defined in Section 3.1), improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques. Confidential Information expressly includes information provided to the Company or its Affiliates by third parties under circumstances that require them to maintain the confidentiality of such information. Notwithstanding the foregoing, the Employee shall have no confidentiality obligation with respect to disclosure of any Confidential Information that (a) was, or at any time becomes, available in the public domain other than through a violation of this Agreement or (b) the Employee can demonstrate by written evidence was furnished to the Employee by a third party in lawful possession thereof and who was not under an obligation of confidentiality to the Company or any of its Affiliates.

1.2 The Employee agrees that during the Employee’s employment and after termination of employment irrespective of cause, the Employee will use Confidential Information only for the benefit of the Company and its Affiliates. Notwithstanding the foregoing, the Employee may disclose Confidential Information as required pursuant to an order or requirement of a court, administrative agency or other government body, provided the Employee has notified the Company or the applicable Affiliate immediately after receipt of such order or requirement and allowed the Company and/or the Affiliate a meaningful opportunity to apply for protective measures.

1.3 The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company and/or its Affiliates or their assigns.

1.4 There are no rights granted or any understandings, agreements or representations between the parties hereto, express or implied, regarding Confidential Information that are not specified herein.

1.5 The Employee’s obligations under this Section 1 are in addition to any obligations that the Employee has under state or federal law.

1.6 The Employee agrees that in the course of the Employee’s employment with the Company, the Employee will not violate in any way the rights that any entity, including former employers, has with regard to trade secrets or proprietary or confidential information.

1.7 The Employee’s obligations under this Section 1 are indefinite in term and shall survive the termination of this Agreement.

Section 2 Return of Company Property.

2.1 The Employee acknowledges that all tangible items containing any Confidential Information, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company or its applicable Affiliate, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Affiliates upon termination of the Employee’s employment or request.

Section 3 Inventions.

3.1 The Employee understands and agrees that all Inventions are the exclusive property of the Company. As used in this Agreement, “Inventions” shall include without limitation ideas, discoveries, developments, concepts, inventions, original works of authorship, trademarks, mask works, trade secrets, ideas, data, information, know-how, documentation, formulae, results, prototypes, designs, methods, processes, products, formulas and techniques, improvements to any of the foregoing, and all other matters ordinarily intended by the words “intellectual

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property,” whether or not patentable, copyrightable, or otherwise able to be registered, which are developed, created conceived of or reduced to practice by the Employee, alone or with others, during the Employee’s employment with the Company or Affiliates, whether or not during working hours or within three (3) months thereafter and related to the Company’s then existing or proposed business. In recognition of the Company’s ownership of all Inventions, the Employee shall make prompt and full disclosure to the Company of, will hold in trust for the sole benefit of the Company, and (subject to Section 3.2 below) herby assigns, and agrees to assign in the future, exclusively to the Company all of the Employee’s right, title, and interest in and to any and all such Inventions.

3.2 NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140: The Employee understands that the Employee’s obligation to assign inventions shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company was used and that was developed entirely on the Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.

3.3 To the extent any works of authorship created by the Employee made within the scope of employment may be considered “works made for hire” under United States copyright laws, they are hereby agreed to be works made for hire. To the extent any such works do not qualify as a “work made for hire” under applicable law, and to the extent they include material subject to copyright, the Employee hereby irrevocably and exclusively assigns and conveys all rights, title and interests in such works to the Company subject to no liens, claims or reserved rights. The Employee hereby waives any and all “moral rights” that may be applicable to any of the foregoing, for any and all uses, alterations, and exploitation hereof by the Company, or its Affiliates, or their successors, assignees or licensees. To the extent that any such “moral rights” may not be waived in accordance with law, the Employee agrees not to bring any claims, actions or litigation against the Company or its Affiliates, or their successors, assignees or licensees, based on or to enforce such rights. Without limiting the preceding, the Employee agrees that the Company may in its discretion edit, modify, recast, use, and promote any such works of authorship, and derivatives thereof, with or without the use of the Employee’s name or image, without compensation to the Employee other than that expressly set forth herein.

3.4 The Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or patents from any patent applications for any Inventions. The Employee agrees to cooperate fully with the Company and take

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all other such acts requested by the Company (including signing applications for patents, assignments, and other papers, and such things as the Company may require) to enable the Company to establish and protect its ownership in any Inventions and to carry out the intent and purpose of this Agreement, during the Employee’s employment or thereafter. If the Employee fails to execute such documents by reason of death, mental or physical incapacity or any other reason, the Employee hereby irrevocably appoints the Company and its officers and agents as the Employee’s agent and attorney-in-fact to execute such documents on the Employee’s behalf.

3.5 The Employee agrees that there are no Inventions made by the Employee prior to the Employee’s employment with the Company and belonging to the Employee that the Employee wishes to have excluded from this Section 3 (the “Excluded Inventions”). If during the Employee’s employment with the Company, the Employee uses in the specifications or development of, or otherwise incorporates into a product, process, service, technology, or machine of the Company or its Affiliates, or otherwise uses any invention, proprietary know-how, or other intellectual property in existence before the commencement date of Employee’s employment with the Company or any Affiliate owned by the Employee or in which the Employee has any interest (“Existing Know-How”), the Company or its Affiliates, as the case may be, is hereby granted and shall have a non-exclusive, royalty-free, fully paid up, perpetual, irrevocable, worldwide right and license under the Existing Know-How (including any patent or other intellectual property rights therein) to make, have made, use, sell, reproduce, distribute, make derivative works from, publicly perform and display, and import, and to sublicense any and all of the foregoing rights to that Existing Know-How (including the right to grant further sublicenses) without restriction as to the extent of the Employee’s ownership or interest, for so long as such Existing Know-How is in existence and is licensable by the Employee.

Section 4 Nonsolicitation and Noncompetition.

4.1 During the Employee’s employment with the Company, and for a period expiring eighteen (18) months after the termination of the Employee’s employment (the “Restrictive Period”), regardless of the reason, if any, for such termination, the Employee shall not, in the United States, Western Europe or Canada, directly or indirectly:

(a) solicit or entice away or in any other manner persuade or attempt to persuade any officer, employee, consultant or agent of the Company or any of its Affiliates to alter or discontinue his or her relationship with the Company or its Affiliates;

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(b) solicit from any person or entity that was a customer of the Company or any of its Affiliates during the Employee’s employment with the Company, any business of a type or nature similar to the business of the Company or any of its Affiliates with such customer;

(c) solicit, divert, or in any other manner persuade or attempt to persuade any supplier of the Company or any of its Affiliates to discontinue its relationship with the Company or its Affiliates;

(d) solicit, divert, take away or attempt to solicit, divert or take away any customers of the Company or its Affiliates; or

(e) engage in or participate in the chemical distribution or logistics business.

4.2 Nothing in Section 4.1 limits the Employee’s ability to hire an employee of the Company or any of its Affiliates in circumstances under which such employee first contacts the Employee regarding employment and the Employee does not violate any of subsections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) herein.

4.3 The Company and the Employee agree that the provisions of this Section 4 do not impose an undue hardship on the Employee and are not injurious to the public; that this provision is necessary to protect the business of the Company and its Affiliates; that the nature of the Employee’s responsibilities with the Company under this Agreement provide and/or will provide the Employee with access to Confidential Information that is valuable and confidential to the Company and its Affiliates; that the Company would not grant Options to the Employee if the Employee did not agree to the provisions of this Section 4; that this Section 4 is reasonable in terms of length of time and scope; and that adequate consideration supports this Section 4. In the event that a court determines that any provision of this Section 4 is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed.

4.4 Clawback.

(a) Without limiting the generality of the remedies available to the Company pursuant to Section 4.3, if, during the Restrictive Period, the Employee, except with the prior written consent of the Board, materially breaches the restrictive covenants contained in Section 4, the Employee shall pay to the Company in cash any gain the Employee realized in cash in connection with the exercise of the Options (and/or sale of Common Stock

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underlying the Options) within the eighteen-month period (or such other period as determined by the Board) ending on the date of the Employee’s breach. This right of recoupment is in addition to any other remedies the Company may have against the Employee for the Employee’s breach of the restrictive covenants contained in this Section 4. The Employee’s obligations under this Exhibit A shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Employee has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.

Section 5 Definitions. As used in this Exhibit A, capitalized terms that are not defined herein have the respective meaning given in the Plan or the Agreement.

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